UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

 FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 29, 2023

Universal Insurance Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33251	65-0231984
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1110 W. Commercial Blvd., Fort Lauderdale, Florida 33309
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (954) 958-1200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the followingprovisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	UVE	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On December 29, 2023, Universal Insurance Holdings, Inc. (the “Company”) entered into employment agreements with Kimberly Cooper Campos, the Company’s Chief Administrative Officer and Chief Information Officer (the “Campos Agreement”), and with Frank C. Wilcox, the Company’s Chief Financial Officer (the “Wilcox Agreement”). The following summaries of both agreements do not purport to be complete and are qualified in their entirety by reference to the full text of the respective agreements, which are attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively, and incorporated herein by reference thereto.
Campos Agreement
Term
Ms. Campos will serve as Chief Administrative Officer and Chief Information Officer of the Company for a term beginning on January 1, 2024 and ending on December 31, 2025, unless earlier terminated in accordance with its terms.
Base Salary
Ms. Campos will receive a base salary of $375,000 for each contract year. The base salary is subject to adjustment by the Company’s Compensation Committee based on the recommendation of the Company’s Chief Executive Officer.
Annual Bonus
Ms. Campos is eligible to receive an annual bonus based upon the level of achievement of annual Company and individual performance objectives for such calendar year. The annual bonus for each calendar year shall be $93,750 for threshold performance, $125,000 for target performance, and $156,250 for maximum performance.
Restricted Share Units
Ms. Campos is eligible to receive a grant of restricted share units (the “RSU Grant”) with a target value of $150,000, which grant shall be made pursuant to the Universal Insurance Holdings, Inc. 2021 Omnibus Incentive Plan. No more than 50% of the RSU Grant will be subject to time-based vesting conditions, and no less than 50% of the RSU Grant will be subject to performance-based vesting conditions.
Termination
If Ms. Campos is terminated for any reason, she will receive a lump sum cash payment equal to accrued but unpaid base salary through the date of termination. If Ms. Campos is terminated without Cause (as defined in the Campos Agreement), she will also receive a lump-sum cash payment equal to 50% of her annual base salary plus the pro rata portion of the annual bonus for the year of termination or resignation calculated on the basis of the Company’s actual performance for such year, prorated based on the number of days elapsed in such year through the date of termination for the remaining portion of such year, subject to her execution of a general release of claims in favor of the Company.
Non-Compete
Ms. Campos is subject to a non-compete provision that prohibits her from engaging in certain competitive activities during the Term and for a period of 12 months following her termination.
Other
The Campos Agreement also contains nondisparagement, nonsolicitation and confidentiality provisions.
Wilcox Agreement
Term
Mr. Wilcox will serve as Chief Financial Officer of the Company for a term beginning on January 1, 2024 and ending on December 31, 2025, unless earlier terminated in accordance with its terms.
Base Salary
Mr. Wilcox will receive a base salary of $600,000 for each contract year. The base salary is subject to adjustment by the Compensation Committee based on the recommendation of the Company’s Chief Executive Officer.

Annual Bonus
Mr. Wilcox is eligible to receive an annual bonus based upon the level of achievement of annual Company and individual performance objectives for such calendar year. The annual bonus for each calendar year shall be $262,500 for threshold performance, $350,000 for target performance, and $437,500 for maximum performance.

Restricted Share Units
Mr. Wilcox is eligible to receive a grant of restricted share units (the “RSU Grant”) with a target value of $300,000, which grant shall be made pursuant to the Universal Insurance Holdings, Inc. 2021 Omnibus Incentive Plan. No more than 50% of the RSU Grant will be subject to time-based vesting conditions, and no less than 50% of the RSU Grant will be subject to performance-based vesting conditions.
Termination
If Mr. Wilcox is terminated for any reason, he will receive a lump sum cash payment equal to accrued but unpaid base salary through the date of termination. If Mr. Wilcox is terminated without Cause (as defined in the Wilcox Agreement), he will also receive a lump-sum cash payment equal to 50% of his annual base salary plus the pro rata portion of the annual bonus for the year of termination or resignation calculated on the basis of the Company’s actual performance for such year, prorated based on the number of days elapsed in such year through the date of termination for the remaining portion of such year, subject to his execution of a general release of claims in favor of the Company.
Non-Compete
Mr. Wilcox is subject to a non-compete provision that prohibits him from engaging in certain competitive activities during the Term and for a period of 12 months following his termination.
Other
The Wilcox Agreement also contains nondisparagement, nonsolicitation and confidentiality provisions.

Item 9.01	Financial Statements and Exhibits
(d) Exhibits:

Exhibit Number	Description
10.1	Employment Agreement, dated December 29, 2023, between Kimberly Cooper Campos and the Company

10.2	Employment Agreement, dated December 29, 2023, between Frank C. Wilcox and the Company

104	The cover page from this Current Report on Form 8-K formatted in Inline XBRL (included as Exhibit 101).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 3, 2024	UNIVERSAL INSURANCE HOLDINGS, INC.

	By:	/s/ Stephen J. Donaghy
	Name:	Stephen J. Donaghy
	Title:	Chief Executive Officer